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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2007

IXI Mobile, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51259	20-2374143
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 505, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (650) 551-0600

________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a) On June 20, 2007, IXI Mobile, Inc. (formerly Israel Technology Acquisition Corp.) (the “Company”) ended the engagement of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu, as its independent registered public accountants. The ending of the engagement was following the closing of the merger of ITAC Acquisition Subsidiary Corp. with and into IXI Mobile (USA), Inc. (formerly IXI Mobile, Inc.) on June 6, 2007. The decision was approved by the Audit Committee of the Company.

The report of Brightman Almagor & Co. on the Company’s balance sheets as of December 31, 2006 and 2005 and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2006, for the period from February 22, 2005 (date of inception) to December 31, 2005, and from the period from February 22, 2005 (date of inception) to December 31, 2006, respectively, did not contain an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope or accounting principles.

During the period from February 22, 2005 (inception) to December 31, 2006 and any subsequent interim period preceding the termination, there were no disagreements with Brightman Almagor & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Brightman Almagor & Co. would have caused Brightman Almagor & Co. to make reference to the subject matter of the disagreements in connection with its report on the financial statements for such years or subsequent interim periods.

There were no reportable events as described in Item 304 (a)(i)(v) of regulation S-K during the period February 22, 2005 (inception) to December 31, 2006.

The Company requested that Brightman Almagor & Co. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Company’s statements in this Item 4.01(a). A copy of the letter furnished by Brightman Almagor & Co. in response to that request is filed as Exhibit 16.1 to this Form 8-K

(b)  On June 20, 2007, Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global (“Kost”) was engaged as the Company’s new independent registered accountants. Kost has been the independent registered accountants of IXI Mobile (USA), Inc. since its inception. During the two most recent fiscal years and the interim period preceding the engagement of Kost, the Company has not consulted with Kost regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a disagreement or reportable event identified in paragraph (a)(1)(iv) of Item 304 of Regulation S-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 20, 2007, Victor Halpert informed the Board of Directors of IXI Mobile, Inc. (“Company”) that he will be resigning from the Board and from his position as an Audit Committee member effective June 20, 2007. Mr. Halpert’s departure was due to his other business responsibilities and was not related to any disagreement with the Company or with the Company’s operations, policies or practices.

The Company has appointed Shmuel M. Gitlin to replace Mr. Halpert on the Board and on the Audit Committee. Since March 2006, Mr. Gitlin has served as the Chief Financial Officer of Rampal Cellular Stockmarket Ltd., an international trader of cellular phones and digital cameras. From 1996 to February 2006, Mr. Gitlin served as Vice President of Finance of ECI Telecom Ltd., a Nasdaq Global Market listed multinational company which develops, manufactures and sells state of the art telecommunication systems. Mr. Gitlin also served as Controller of ECI Telecom from 1984 to 1996. Mr. Gitlin received a B.A. from the Bar Ilan University in Israel. Mr. Gitlin is a Certified Public Accountant.

Item 9.01  Financial Statement and Exhibits

16.1	Letter from Brightman Almagor & Co. regarding change in certifying accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 26, 2007

IXI MOBILE, INC.

By: /s/ Gadi Meroz
Name: Gadi Meroz
Title: Vice President, Corporate Development